 MEDIA CONTACT

Rachel David

rachel.david@hck2.com

972.499.6630

FOR IMMEDIATE RELEASE

May 14, 2015

Blue Calypso Reports Q1 Financial and Operating Performance

(DALLAS) – Blue Calypso, Inc. (BCYP), an innovator of mobile consumer engagement and social advocacy solutions for manufacturers and brick-and-mortar retailers, announced financial and operational results for the first quarter ended March 31, 2015.

“The first quarter of 2015 has been very busy with significant progress and events across all facets of the Company”, said Andrew Levi, CEO. “The need for our technology solutions is accelerating and the total available market continues to grow rapidly.  Multi-location brick-and-mortar retailers are increasingly exploring mobile shopper engagement solutions in order to evolve the retail shopping experience for their store visitors.  We are positioning ourselves to be the go-to platform of choice as this next generation of shopper engagement unfolds.” Levi added.

Q1 Financial Highlights:

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Revenue for the three months ended March 31, 2015 was $115,725, as compared to $164,215 in revenues for the same period in 2014.

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For the three months ended March 31, 2015, the Company had a net loss of $608,845, as compared to a net loss of $1,745,361 for the three months ended March 31, 2014.

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For the three months ended March 31, 2015, general and administrative expenses were reduced to $535,547 as compared to $1,072,376 for the three months ended March 31, 2014.

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Interest expense was reduced to $716 from $518,064 for the three months ended March 31, 2014 as the Company eliminated all debt during 2014.

Legal Highlights:

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Stay lifted in the Eastern District of Texas on pending litigation with defendants.

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Claim construction or “Markman” hearing set for June 29, 2015 with Judge Gilstrap in Marshall, Texas.

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Trial with defendants set for December 14, 2015.

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Appeals filed with the Federal Circuit on Covered Business Method Review (CBMR). decisions by the Patent Trials and Appeal Board (PTAB).

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Additional patents filed with Patent and Trademark Office (PTO).

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Appeal filed with Patent and Trademark Office (PTO) regarding pending patent application.

Operational Highlights:

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Added VP of Sales and 4 Board of Advisor members in April.

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Engaged a Public Relations firm (HCK2) in April.

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Technical innovation on Mobile ADvantage, KIOSentrix and DashTAGG.

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Pipeline growing for both core product offerings and BC Labs.

Financial statements and further details are available in the Company’s Form 10-Q filed today with the Securities and Exchange Commission.

Investor Conference Call and Webcast Information:

Blue Calypso will host an investor conference call and simultaneous webcast today, May 14th, at 4:30 p.m. Eastern Time / 3:30 p.m. Central Time. To access the call in the U.S. please dial Live Participant Dial In (Toll Free): 877-407-8033 and for international calls dial 201-689-8033, approximately 10 minutes prior to the start of the conference. No passcode is required. A replay will be available following the call at http://bluecalypso.com/investors-events/.

Forward Looking Statements.  Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "anticipates," "will," or "plans" to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports filed with the Securities and Exchange Commission.

About Blue Calypso, Inc.

Dallas-based Blue Calypso, Inc. (BCYP) develops and delivers mobile engagement and social advocacy solutions for retailers and product manufacturers using its patented portfolio of products, including Mobile ADvantage™, KIOSentrix™, DashTAGG® and SocialECHO™. The company employs its unique platform to connect consumers to brands, drive store traffic, increase shopper spend and shorten the path-to-purchase. For more about the company, please visit http://www.bluecalypso.com.

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